VIKING PETROLEUM UK LIMITED	1

VIKING PETROLEUM UK LIMITED

DIRECTORS’ REPORT AND FINANCIAL STATEMENTS

FOR THE YEAR ENDED
31 DECEMBER 2005

Company Registered Number - 4946049

VIKING PETROLEUM UK LIMITED	2

CONTENTS

Page

Directors’ report	3 - 5

Independent auditors’ report	6 - 7

Consolidated profit and loss account	8

Group balance sheet	9

Company balance sheet	10

Consolidated cash flow statement	11

Notes to the financial statements	12 - 22

VIKING PETROLEUM UK LIMITED	3

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005

The directors present their report and the audited financial statements of Viking Petroleum UK Limited for the year ended 31 December 2005.

Principal activities

The principal activity of the company continued to be that of gas exploration and production in the United Kingdom. The company also operates an electricity generating power station at Knapton, North Yorkshire, on behalf of Scottish Power PLC.

Review of the business

On 15 March 2005 the group was re-organised. Viking International Petroleum PLC reduced it’s 100% stake in the Company to 26% in exchange for the cancellation of debt guarantees, share pledges and warrants of the group. 99 new shares were issued on 15 March 2005 to the various lenders of the group and management.

As a result of the 15 March 2005 re-organisation, Viking Petroleum BV (a Dutch funding company) became a subsidiary of the Company.

In August 2005 the group received further funding of $5 million via loan notes, in exchange for issue of 5 additional ordinary shares.

For the whole of 2005 the group was looking for extra funding, which was achieved in 2006. No significant development occurred on the gas fields during the year.

Future Developments

The group acquisition by US Energy Systems Inc (a NASDAQ listed company) was completed on 7 August 2006. This acquisition resulted in a significant restructuring in the group’s funding, with all external debt repaid. US Energy Systems Inc brings in significant funds to be in a position to develop the gas fields further.

Results and dividends

The results for the period are set out on page 8.

The directors do not recommend the payment of a dividend.

Going concern

The company has made significant loses in the year and will require additional funding to develop the gas fields to improve gas production. The Directors believe that the Group is a going concern owing to the additional funding available from US Energy Systems Inc.

VIKING PETROLEUM UK LIMITED	4

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005

Directors

The following directors have held office since 1 January 2005:

•	Mr. J.B. Boffardi	(appointed 18 September 2006)
•	Mr. G.G. Emms	(resigned 28 February 2005, re-appointed 18 September 2006)
•	Mr. J.A. Lobban	(appointed 18 September 2006)
•	Mr. A.D. Greene	(appointed 15 August 2006, resigned 18 September 2006)
•	Mr. A. Fogel	(appointed 15 August 2006, resigned 18 September 2006)
•	Mr. H.N. Schneider	(appointed 7 August 2006, resigned 18 September 2006)
•	Mr. G. Neus	(appointed 7 August 2006, resigned 18 September 2006)
•	Mr. L.D.J. Erasmus	(resigned 7 August 2006)
•	Mr. R.D. McVeigh	(resigned 7 August 2006)
•	Mr. T.Mehlberg	(appointed 15 March 2005, resigned 7 August 2006)
•	Mr. R.B.Thomas	(appointed 14 March 2005, resigned 7 August 2006)

Share and warrant issues

Owing to the reorganisation of the group funding and cancellation of various debt guarantees, share pledges and warrants, 99 Ordinary shares were allotted on 15 March 2005 at a nominal value of £1 for a consideration of £1 each.

On 15 August 2005 an extra loan facility of $5 million was made available and 5 Ordinary shares were allotted at a nominal value of £1 for a consideration of £1 each and as this loan facility was drawn down between 15 August 2005 and 6 December 2005, 25 warrants were issued giving the right to one Ordinary share each. 7 further warrants were issued on 6 March 2006. All the warrants in issue were cancelled post year end once the loan facilities were repaid.

Directors’ interests

The directors’ beneficial interests in the shares of the company were as stated below:

	Ordinary shares of £1 each
	31 December 2005	1 January 2005
Mr. J.A. Lobban	2
Mr. L.D.J. Erasmus	8	-

Beneficial interests of directors in the shares of the company’s previous ultimate parent undertaking, Viking International Petroleum PLC (“VIP”), are set out below. On 15 March 2005, a reorganisation occurred whereby VIP exchanged 74% of the equity in its subsidiaries to its debt providers in exchange for the cancellation of its debt guarantees, shares pledges and warrants with Trust Company of the West (TCW):

	Ordinary shares of 0.25p each		Percentage holding
	31 December 2005	1 January 2005	31 December 2005	1 January 2005
Mr. G.G. Emms Mr. R.D. McVeigh Mr. L.D.J. Erasmus	0 0 0	5,500,000 1,000,000 1,000,000	0.00 0.00 0.00	17.16 3.12 3.12

VIKING PETROLEUM UK LIMITED	5

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005

Policy and practice on payment of creditors

The Group’s policy in respect of its suppliers is to establish terms of payment when agreeing the terms of business transactions and to abide by the terms of payment.

Change of auditors

PriceWaterhouseCoopers resigned as auditors on 21 June 2006. The board agreed to appoint Baker Tilly as the new auditors on 25 July 2006 in accordance with section 385 of the Companies Act 1985, a resolution proposing that they be re-appointed will be put to the Annual General Meeting.

Directors’ responsibilities

The directors are responsible for preparing the financial statements in accordance with applicable law and United Kingdom Accepted Accounting Practice.

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of the Group and of the profit or loss of the Group for that period. In preparing those financial statements, the directors are required to:

•	Select suitable accounting policies and then apply them consistently;
•	Make judgements and estimates that are reasonable and prudent;
•	Prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Group will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Group and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

By order of the board

/s/ G. G. Emms	October 23, 2006
G. G. Emms Director	Date

VIKING PETROLEUM UK LIMITED	6

INDEPENDENT AUDITORS’ REPORT TO THE SHAREHOLDERS OF VIKING PETROLEUM UK LIMITED

We have audited the financial statements on pages 8 to 22.

This report is made solely to the company’s members, as a body, in accordance with section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

The directors’ responsibilities for preparing the Annual Report and the financial statements in accordance with applicable law and United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice) are set out in the Statement of Directors’ Responsibilities.

Our responsibility is to audit the financial statements in accordance with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland).

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the Directors’ Report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors’ remuneration and other transactions is not disclosed.

We read other information contained in the Annual Report, and consider whether it is consistent with the audited financial statements. This other information comprises only the Directors’ Report. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements. Our responsibilities do not extend to any other information.

Basis of audit opinion

We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the group’s and company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

VIKING PETROLEUM UK LIMITED	7

Opinion

In our opinion the financial statements give a true and fair view, in accordance with United Kingdom Generally Accepted Accounting Practice, of the state of the group’s and parent company’s affairs as at 31 December 2005 and of the group’s loss for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

BAKER TILLY
Registered Auditor
Chartered Accountants
2 Bloomsbury Street
London WC1B 3ST

20 October 2006

VIKING PETROLEUM UK LIMITED	8

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 2005

	Notes	2005 £	2004 £
TURNOVER	2	903,226	1,381,135

Cost of sales		(1,785,527)	(2,710,291)

GROSS LOSS		(882,301)	(1,329,156)

Administrative expenses		(2,866,989)	445,977

OPERATING LOSS	3	(3,749,290)	(883,179)

Amounts due from former group company waived	4	(1,155,223)	-
Negative goodwill: Viking Petroleum BV written-off		140,379	-

LOSS ON ORDINARY ACTIVITIES BEFORE INTEREST		(4,764,134)	(883,179)

Interest receivable		4,754	10,534
Interest payable	5	(1,945,066)	(1,596,147)

LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION		(6,704,446)	(2,468,792)

Tax on loss on ordinary activities	8	244,888	(250,000)

LOSS ON ORDINARY ACTIVITIES AFTER TAXATION	17	(6,459,558)	(2,718,792)

The profit and loss account has been prepared on the basis that all operations are continuing operations.

The Group has no other recognised gains or losses other than those passing through the profit and loss account.

VIKING PETROLEUM UK LIMITED	9

CONSOLIDATED BALANCE SHEET
AS AT 31 DECEMBER 2005

	Notes	2005 £	2004 £
FIXED ASSETS
Tangible assets	9	12,726,571	12,751,239
		12,726,571	12,751,239
CURRENT ASSETS
Stocks	11	163,352	163,738
Debtors	12	439,007	3,267,290
Cash at bank and in hand		281,508	43,235
		883,867	3,474,263

CREDITORS: amounts falling due within one year	13	(2,037,655)	(3,133,433)

NET CURRENT (LIABILITIES)/ASSETS		(1,153,788)	340,830
TOTAL ASSETS LESS CURRENT LIABILITIES		11,572,783	13,092,069

CREDITORS: amounts falling due after more than one year	14	(20,018,519)	(14,828,351)

PROVISIONS FOR LIABILITIES AND CHARGES	15	(854,400)	(1,104,400)

NET LIABILITIES		(9,300,136)	(2,840,682)

CAPITAL AND RESERVES
Called up share capital	16	105	1
Profit and loss account	17	(9,300,241)	(2,840,683)
SHAREHOLDERS’ DEFICIT	18	(9,300,136)	(2,840,682)
(equity interests)

The financial statements were approved and authorised for issue by the board of directors on 10/23/06 and were signed on its behalf by:

/s/ G. G. Emms	October 23, 2006
G. G. Emms Director	Date

VIKING PETROLEUM UK LIMITED	10

COMPANY BALANCE SHEET
AS AT 31 DECEMBER 2005

	Notes	2005 £	2004 £
FIXED ASSETS
Tangible assets	9	6,094,401	6,107,291
Investments	10	4,849,145	4,849,145
		10,943,546	10,956,436
CURRENT ASSETS
Stocks	11	65,341	65,495
Debtors	12	1,575,229	3,495,234
Cash at bank and in hand		253,077	25,761
		1,893,647	3,586,490

CREDITORS: amounts falling due within one year	13	(2,096,398))	(771,311)

NET CURRENT (LIABILITIES)/ASSETS		(202,751)	2,815,179
TOTAL ASSETS LESS CURRENT LIABILITIES		10,740,795	13,771,615

CREDITORS: amounts falling due after more than one year	14	(20,018,519)	(14,828,351)

PROVISIONS FOR LIABILITIES AND CHARGES	15	(341,800)	(591,800)

NET LIABILITIES		(9,619,524)	(1,648,536)

CAPITAL AND RESERVES
Called up share capital	16	105	1
Profit and loss account	17	(9,619,629)	(1,648,537)
SHAREHOLDERS’ DEFICIT	18	(9,619,524)	(1,648,536)
(equity interests)

The financial statements were approved and authorised for issue by the board of directors on  10/23/06 and were signed on its behalf by:

/s/ G. G. Emms	October 23, 2006
G. G. Emms Director	Date

VIKING PETROLEUM UK LIMITED	11

CONSOLIDATED CASH FLOW STATEMENT
AS AT 31 DECEMBER 2005

	Notes	2005 £	2004 £
NET CASH FLOWS FROM OPERATING ACTIVITIES	19a	(4,355,738)	851,592

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received		4,754	10,534
Interest paid		(1,945,066)	(1,596,147)
NET CASH FLOWS FROM RETURNS ON INVESTMENTS AND SERVICING OF FINANCE		(1,940,312)	(1,585,613)

TAXATION		(1,114)	-

INVESTING ACTIVITIES
Acquisition of fixed assets	9	(108,085)	(4,084,348)
NET CASH FLOWS FROM INVESTING ACTIVITIES		(108,085)	(4,084,348)

FINANCING ACTIVITIES
Net proceeds from issue of ordinary share capital	16	104	-
Increase in long-term borrowings	14, 19	6,643,418	2,569,214
NET CASH FLOWS FROM FINANCING ACTIVITIES		6,643,522	2,569,214

INCREASE/(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS		238,273	(2,249,155)

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

	2005 £	2004 £
(Increase)/decrease in cash	(238,273)	2,249,155
Increase in long term borrowings	6,643,418	2,569,214
Opening net debt	14,785,116	9,966,747
Closing net debt	21,190,261	14,785,116

VIKING PETROLEUM UK LIMITED	12

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2005

1. Accounting policies

1.1 Basis of preparation of the financial statements

The financial statements have been prepared under the historical cost convention and in accordance with the Companies Act 1985 and applicable accounting standards.

The company has made significant loses in the year and will require additional funding to develop the gas fields to improve gas production.

The financial statements have been prepared on a going concern basis since the ultimate parent company, US Energy Systems Inc., has agreed to provide financial support as necessary to enable the company to meet its liabilities as they fall due. Should the parent undertaking be unable to provide continuing financial support, adjustments would have to be made to reduce the value of assets to their realisable amount, to provide for any further liabilities which might arise and to reclassify fixed assets as current assets.

Having reviewed the future plans and projections for the business, the directors believe that the parent company and its subsidiary undertakings have adequate resources to continue in operational existence for the foreseeable future, a period of not less than 12 months from the date of this report.

1.2 Consolidation

The Group accounts consolidate the accounts of Viking Petroleum UK Limited and all its subsidiary undertakings drawn up to 31 December 2005. The group acquired Viking Petroleum BV on 15 March 2005.

Subsidiaries and quasi subsidiaries acquired during the year are consolidated using the acquisition method. Their results are incorporated from the date that control passes. The difference between the cost of acquisition of shares in subsidiaries and the fair value of the separable net assets acquired is capitalised and written off on a straight line basis over its estimated economic life. Provision is made for impairment.

As permitted by s230 Companies Act 1985, the company has not presented its own profit and loss account. The company made a loss of £7,971,092 (2004: £1,568,194).

1.3 Turnover

Turnover represents the invoiced sales values (excluding VAT) of the Group’s petroleum products to a third party customer. The Group sells all of its gas produced at the Semay-A gas fields under a long-term supply contract to Scottish Power in the UK at a fixed price that is not reflective of gas prices traded on the International Petroleum Exchange.

1.4 Fixed assets

i. Exploration and Development Discovery Fields

(a)
Capitalisation of petroleum expenditure: The Group follows the full cost method of accounting under which all expenditure relating to the acquisition, exploration, appraisal and development of petroleum interests is capitalised.

(b)
Depreciation: Amortisation of capitalised expenditure is provided using the unit of production method based on entitlement to proved and probable reserves of gas and estimated future development expenditure expected to be incurred to access these reserves. Depreciation on other fixed assets is provided on a straight line basis to write them off over their estimated useful lives.

VIKING PETROLEUM UK LIMITED	13

1. Accounting policies (continued)

1.4 Fixed assets (continued)

(c)
Impairment of value: An estimate of the discounted future net revenues is made where there are indications of impairment and compared to the net capitalised expenditure. Where, in the opinion of the directors, there is impairment, tangible asset values are written down accordingly through the profit and loss account.

(d)
Decommissioning: Provision for decommissioning is recognised in full at the commencement of production. The amount recognised is the present value of the estimated future expenditure. A corresponding tangible fixed asset is also created at an amount equal to the provision. This is subsequently depreciated as part of the capital costs of the production facilities. The discount applied to the anticipated site restoration liability is subsequently released over the life of the field and is charged to interest expense.

ii. Other fixed assets

Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost of fixed assets less their estimated residual value, over their expected useful lives on the following basis:
Motor Vehicles	25% Straight line
Fixtures, fittings & equipment	33.3% Straight line

1.5 Investments

Fixed asset investments are stated at cost less provision for diminution in value.

1.6 Stock

Stock comprises spare parts for the maintenance of the gas turbine at the Knapton generating station and also tubulars and drilling equipment. Stock is valued at the lower of cost or net realisable value.

1.7 Leasing and hire purchase commitments

Rentals payable for assets under operating leases are charged to the profit and loss account on a straight line basis over the lease term.

1.8 Translation of foreign currencies

Transactions denominated in foreign currencies are translated into sterling at actual exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the year end are reported at the rates of exchange prevailing at the year end. Any gain or loss arising from a change in exchange rate subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.

For the purpose of consolidation the closing rate method is used under which translation gains and losses on the opening net assets of overseas undertakings are shown as a movement in the reserves. Profit and loss accounts of overseas undertakings are translated at the average exchange rate for that period. Exchange differences on foreign currency loans, to the extent that they relate to investments in operations accounted for in foreign currencies, are taken to reserves.

1.9 Pensions

The Group operates a defined contribution pension scheme and the pension charge represents the amounts payable by the Group to the fund in respect of the year.

VIKING PETROLEUM UK LIMITED	14

1. Accounting policies (cont)

1.10 Deferred tax

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date which will result in an obligation to pay more, or a right to pay less, tax.

Deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

1.11 Changes in estimates

The effects of changes in estimated costs and commercial reserves or other factors affecting the unit of production calculations for depletion and site restoration costs do not give rise to prior year adjustments and are dealt with prospectively over the estimated remaining commercial reserves of each field. While the Group uses its best estimates and judgements, actual results could differ from these estimates.

2. Turnover

All of the Group’s sales occur within the United Kingdom.

3. Operating profit

	2005 £	2004 £
Operating profit is stated after charging / (crediting):
Auditors’ remuneration - audit services	30,000	20,000
Auditors’ remuneration - non-audit services	-	18,334
Depreciation: Exploration and Development Discovery Fields	120,098	188,880
Depreciation: Motor vehicles	12,062	4,107
Depreciation: Fixtures, fittings & equipment	593	-
Impairment of tangible fixed assets	-	721,263
Difference on foreign exchange	1,750,454	(945,166)

4. Amounts due from former group company waived

	2005 £	2004 £
Amount due from Viking International Petroleum PLC owed to Viking Petroleum UK Limited	(3,581,084)	-
Amount owed to Viking International Petroleum PLC due from Viking UK Gas Limited	2,425,861	-
	(1,155,223)	-

Of the net loan waiver balance of £1,155,223, an amount of £1,945,976 is not deductible for tax purposes.

VIKING PETROLEUM UK LIMITED	15

5. Interest payable

	2005 £	2004 £
On amounts owed to group undertakings	284,639	1,596,072
Loan notes	1,631,865	-
Other	28,562	75
	1,945,066	1,596,147

6. Employee costs

	2005 £	2004 £
Wages and salaries	614,974	474,498
Social security costs	66,559	48,030
Other pension costs	25,524	24,967
	707,057	547,495

The average number of employees, excluding directors, during the year was as follows:

	2005	2004
Management and administrative	3	4
Technical and operations	12	12
	15	16

7. Directors’ remuneration

	2005 £	2004 £
Emoluments	268,959	-

	2005 £	2004 £
Company pension contributions to money purchase pension schemes	7,425	-

During the year retirement benefits were accruing to one director (2004 - none) in respect of money purchase pension schemes.

VIKING PETROLEUM UK LIMITED	16

8. Tax on profit on ordinary activities

	2005 £	2004 £
Current tax:
UK corporation tax at the rate of 30%	-	-
Foreign Tax	5,112	-
Withholding tax	(250,000)	250,000

	(244,888)	250,000
Deferred tax:
UK tax	-	-
Tax on profit on ordinary activities	(244,888)	250,000

Factors affecting tax charge are as follows:-
	2005 £	2004 £
Loss on ordinary activities before tax	(6,704,446)	(2,468,792)

Loss on ordinary activities at the UK tax rate of 30%	(2,011,334)	(740,638)
Effect of:-
Expenses not deductible for tax purposes	696,436	1,093
Accelerated capital allowances and other timing differences	38,690	(150,501)
Withholding tax	(250,000)	250,000
Tax losses carried forward	1,569,993	1,080,830
Supplementary corporation tax at the rate of 10%	(270,695)	(190,784)
Higher rate tax on overseas earnings	(17,979)	-
Current tax charge for the period	(244,888)	250,000

The company has a deferred tax asset at 31 December 2005 of £4.1 million (2004 - £2.5 million) consisting of tax losses and accelerated capital allowances. This asset has not been recognised under FRS19, as it is not likely that the company will have sufficient taxable profits in the foreseeable future for these to be utilised.

The supplementary charge applicable to the group’s oil and exploration activities has increased to 20% (previously 10%) for profits arising from 1 January 2006. This charge is in addition to the standard rate of corporation tax in the UK of 30%. The deferred tax asset has therefore been calculated at 50%, the rate at which the deferred tax assets would reverse in the future.

VIKING PETROLEUM UK LIMITED	17

9. Tangible fixed assets

Group	Exploration and Development Discovery Fields £	Motor Vehicles £	Fixtures, fittings & equipment £	Total £
Cost
At 1 January 2005	13,659,163	46,413	-	13,705,576
Additions	83,932	21,984	2,169	108,085
At 31 December 2005	13,743,095	68,397	2,169	13,813,661
Depreciation
At 1 January 2005	950,230	4,107	-	954,337
Charge for the year	120,098	12,062	593	132,753
At 31 December 2005	1,070,328	16,169	593	1,087,090

Net book amount at 31 December 2005	12,672,767	52,228	1,576	12,726,571

Net book amount at 31 December 2004	12,708,933	42,306	-	12,751,239

Company	Exploration and Development Discovery Fields £	Fixtures, fittings & equipment £	Total £
Cost
At 1 January 2005	6,526,352	-	6,526,352
Additions	33,573	2,169	35,742
At 31 December 2005	6,559,925	2,169	6,562,094
Depreciation
At 1 January 2005	419,061	-	419,061
Charge for the year	48,039	593	48,632
At 31 December 2005	467,100	593	467,693

Net book amount at 31 December 2005	6,092,825	1,576	6,094,401

Net book amount at 31 December 2004	6,107,291	-	6,107,291

During 2004 the Group impaired a recently acquired compressor due to the lack of funds available within the group for it to be installed. Following the Group’s post year end acquisition by US Energy Systems Inc, funds have subsequently become available to install the compressor. The impairment of £721,263 will be reversed in 2006.

VIKING PETROLEUM UK LIMITED	18

10. Fixed asset investments

Company	£
Shares in group undertakings
At 1 January 2005	4,849,145
Shares received for £Nil consideration on 15 March 2005	-
31 December 2005	4,849,145

Investments in Group undertakings are stated at cost.

The following are subsidiary undertakings of the company, where 100% of the ordinary share capital is directly held:

Name of company		Country of incorporation
Viking UK Gas Limited	Production and marketing	England
Viking Petroleum BV	Finance company	Holland

As a result of the 15 March 2005 re-organisation, Viking Petroleum BV (a Dutch funding company) became a subsidiary of the Company.

The net assets of Viking Petroleum BV at 15 March were £140,379 which resulted in negative goodwill being generated. The negative goodwill has been written off in the period.

11. Stock

Group	2005 £	2004 £
Spare parts for gas turbine	86,722	82,368
Tubulars and drilling equipment	76,630	81,370
	163,352	163,738

Company	2005 £	2004 £
Spare parts for gas turbine	34,689	32,947
Tubulars and drilling equipment	30,652	32,548
	65,341	65,495

12. Debtors

Group	2005 £	2004 £
Trade debtors	101,023	57,794
Amounts owed by group undertakings	-	3,025,253
Other debtors	87,741	-
Prepayments and accrued income	250,243	184,243
	439,007	3,267,290

Company	2005 £	2004 £
Trade debtors	17,816	16,113
Amounts owed by group undertakings	1,375,488	3,409,760
Other debtors	87,741	-
Prepayments and accrued income	94,184	69,361
	1,575,229	3,495,234

VIKING PETROLEUM UK LIMITED	19

13. Creditors: amounts falling due within one year

Group	2005 £	2004 £
WNAC loan note	1,453,250	-
Trade creditors	340,977	271,063
Social security costs and other taxes	21,332	13,926
Amounts owed to group undertakings	-	2,439,927
Accruals and deferred income	222,096	408,517
	2,037,655	3,133,433

Company	2005 £	2004 £
WNAC loan note	1,453,250	-
Trade creditors	253,958	223,096
Amounts owed to group undertakings	339,459	220,473
Accruals and deferred income	49,731	327,742
	2,096,398	771,311

An additional loan facility $2.5 million was arranged and drawn down in the year from Western Nevada Acceptance Company LLC (WNAC). Interest on the total utilised amount of the loan is payable quarterly in arrears and total repayment of the principal is due by 31 December 2006. Interest is charged at 10 % up to 31 December 2005, from 1 January 2006 interest will be charged at 15%. The loan is secured by liens in favour of the lender over all of the Group’s assets and gas reserves of the Semay-A gas fields.

On 16 February 2006 the Western Nevada Acceptance Company LLC loan was assigned to Viking LLC.

14. Creditors: amounts falling due after more than one year

Group	2005 £	2004 £
Amounts owed to subsidiary undertaking	-	14,828,35
10% loan note from TCW due 2011	20,018,519	-
	20,018,519	14,828,351

Company	2005 £	2004 £
Amounts owed to subsidiary undertaking	20,018,519	14,828,351
	20,018,519	14,828,351

The 10% loan note represents the utilised amount of the guaranteed loan facility of US$ 34.4 million from Trust Company of the West (TCW), through its investments vehicle, TCW Global Project Fund II Limited, comprising the initial advance of US$ 21 million plus subsequent additional advances. Interest on the total utilised amount of the loan is payable quarterly in arrears and repayment of the principal commences quarterly from 15 March 2007 at 5% of the outstanding principal with full repayment by 15 December 2011. The loan is secured by perfected first priority liens in favour of the senior lender over all of the Group’s assets and gas reserves of the Semay-A gas fields.

The group’s acquisition by US Energy Systems Inc was completed on 7 August 2006. This acquisition resulted in a significant restructuring in the group’s funding, with all amounts owing on the loans from TCW and WNAC being repaid. US Energy Systems Inc brings in significant funds to be in a position to develop the gas fields further.

VIKING PETROLEUM UK LIMITED	20

14. Creditors: amounts falling due after more than one year (continued)

Maturity of the borrowings:
	Group		Company
	2005 £	2004 £	2005 £	2004 £
Borrowings analysed by maturity:
Amounts falling due:
Within one year	1,453,250	-	1,453,250	-
In more than one year but not more than two years	4,004,127	-	-	-
In more than two years but not more than five years	12,011,265	8,897,169	-	-
In five years or more by instalments	4,004,127	5,931,182	-	-
Total borrowings	21,471,769	14,828,351	1,453,250	-

15. Provisions for liabilities and charges

Group	2005 £	2004 £
Decommissioning costs	854,400	854,400
Withholding tax (note 8)	-	250,000
	854,400	1,104,400

Company	2005 £	2004 £
Decommissioning costs	341,800	341,800
Withholding tax (note 8)	-	250,000
	341,800	591,800

The provision for decommissioning costs relates to the Semay-A gas fields, these costs are provisionally expected to be incurred in the period to 2016.

16. Share capital

	2005 £	2004 £
Authorised
1,000,000 Ordinary shares of £1 each	1,000,000	1,000,000
Allotted, called up and fully paid
105 (2004: 1) Ordinary shares of £1 each	105	1

Owing to the reorganisation of the group funding and cancellation of various debt guarantees, share pledges and warrants 99 Ordinary shares were allotted on 15 March 2005 at a nominal value of £1 for a consideration of £1 each

On 15 August 2005 an extra loan facility of $5 million was made available and 5 Ordinary shares were allotted at a nominal value of £1 for a consideration of £1 each and as this loan facility was drawn down between 15 August 2005 and 6 December 2005, 25 warrants were issued giving the right to one Ordinary share each. 7 further warrants were issued on 6 March 2006. All the warrants in issue were cancelled post year end once the loan facilities were repaid.

VIKING PETROLEUM UK LIMITED	21

17. Reserves

Group	Profit & loss account £
At 1 January 2005	(2,840,683)
Retained loss for the year	(6,459,558)
At 31 December 2005	(9,300,241)

Company	Profit & loss account £
At 1 January 200	(1,648,537)
Retained loss for the year	(7,971,092)
At 31 December 2005	(9,619,629)

18. Shareholders’ deficit

Group	2005 £	2004 £
Loss for the year	(6,459,558)	(2,718,792)
Proceeds from issue of shares	104	-
Net depletion in shareholders’ funds	(6,459,454)	(2,718,792)
Opening shareholders’ deficit	(2,840,682)	(121,890)
Closing shareholders’ deficit	(9,300,136)	(2,840,682)

Company	2005 £	2004 £
Loss for the year	(7,971,092)	(1,568,194)
Proceeds from issue of shares	104	-
Net depletion in shareholders’ funds	(7,970,988)	(1,568,194)
Opening shareholders’ deficit	(1,648,536)	(80,342)
Closing shareholders’ deficit	(9,619,524)	(1,648,536)

19. Cash flow from operating activities

a) Reconciliation of operating profit to net cash flow from operating activities:

	2005 £	2004 £
Operating loss	(3,749,290)	(883,179)
Depreciation charge	132,753	192,987
Impairment charge	-	721,263
Write back of goodwill	140,379	-
Decrease/(increase) in stocks	386	(84,678)
(Increase)/decrease in debtors	(322,324)	78,429
(Decrease)/increase in creditors	(557,642)	64,342
(Decrease)/increase in provisions (non-tax)	-	762,428
Net cash (outflow)/inflow from operating activities	(4,355,738)	851,592

VIKING PETROLEUM UK LIMITED	22

19. Cash flow from operating activities (continued)

b) Analysis of net debt:
	1 January 2005 £	Cash flow £	Non cash flow movements	31 December 2005 £
Amounts falling due within one year:
Loans	-	1,453,250	-	1,453,250
Amounts falling due after one year:
10% loan note due 2011	-	5,190,168	14,828,351	20,018,519
Amounts due to group company	14,828,351	-	(14,828,351)	-
Total borrowings	14,828,351	6,643,418	-	21,471,769
Cash:
Cash at bank and in hand	43,235	238,273	-	281,508
	43,235	238,273	-	281,508
Net debt	14,785,116	6,405,145	-	21,190,261

20. Pension commitments

The Group's subsidiary undertaking, Viking UK Gas Limited, operates an occupational pension scheme, which is administered by a Board of Trustees comprising the directors of the subsidiary undertaking. The scheme is a contracted-in money purchase scheme arranged and managed by Scottish Equitable PLC. All employees are eligible to join the scheme. The employer's contribution to this scheme is 9% of gross basic salary and the employee contributes a minimum of 4% of his/her basic salary. In the year ended 31 December 2005, the employer made a total contribution of £25,524 (2004 - £24,967).

21. Related party transactions

During the year Viking International Petroleum PLC charged management fees of £416,186 to the group companies (2004 - £478,272). Viking International Petroleum PLC was the former parent of Viking Petroleum UK Limited. At the year end no amounts were owed by Viking International Petroleum PLC to the group of companies (2004 - £805,799). During 2005 the whole outstanding balance to the group of companies of £1,155,223 was written-off (2004 - £Nil).

22. Ultimate parent company

Viking International Petroleum PLC relinquished 74% of its shares in the company on 15 March 2005, the directors consider that from this date there is no immediate or ultimate parent company.

The directors consider that there is no ultimate controlling party.

23. Post balance sheet events

The group acquisition by US Energy Systems Inc (a NASDAQ listed company) was completed on 7 August 2006. This acquisition resulted in a significant restructuring in the group’s funding, with all external debt repaid. US Energy Systems Inc brings in significant funds to be in a position to develop the gas fields further.